EXHIBIT 4.2





                                          September 22, 1995





Board of Directors
CPAC, Inc.
2364 Leicester Road
Leicester, New York 14481

      Re: Subscription to Purchase 1,000,000 Shares of CPAC, Inc. Common Stock,
        $.01 par value per share

Gentlemen:

      (1) Subscription:

      The Purchaser, CPAC Investors, L.L.C., a limited liability company organized under the laws of the State of Delaware (the "Purchaser"), hereby subscribes to purchase 1,000,000 shares ("Shares") of the $.01 par value common stock of CPAC, Inc. at $11.00 per Share and hereby tenders payment for the subscribed number of Shares by certified check, bank draft or Federal Funds wire transfer made payable to CPAC, Inc. (the "Company") in the amount of $11,000,000. In connection with this subscription, the Purchaser hereby executes this Subscription Agreement and hereby acknowledges that the Purchaser and/or the Purchaser's authorized representatives have received from the Company or its counsel, read, reviewed, understand and are familiar with:

         (i)the Company's Annual Report (Form 10-K), as well as any amendments thereof, filed with the Securities and Exchange Commission for the fiscal years ended March 31, 1992 through and including 1995;

        (ii)the Company's annual reports and definitive proxy statements distributed to shareholders in connection with the annual meeting of shareholders held in August 1992 through and including 1995;

       (iii)Quarterly Reports (Form 10-Q) filed with the Securities and Exchange Commission for the quarters ended June 30, 1992 through and including June 30, 1995;

        (iv)Current Reports (Form 8-K, and any amendments thereto) filed with the Securities and Exchange Commission for reportable events taking place on October 13, 1994 and January 16, 1995;

         (v)Copies of the Company's Certificate of Incorporation, all amendments thereto and the Company's By-Laws and all amendments thereto;

        (vi)The Closing Books maintained by the Company with respect to the acquisition of The Fuller Brush Company on October 13, 1994 as well as copies of certain documentation detailing the environmental problems associated with the Company's acquisition of the Great Bend facility and arrangements for the remediation thereof;

       (vii)Material contracts executed in connection with the Company's licensing arrangement with Stanhome, Inc.;

      (viii)The responses of Company counsel to the Company's request to provide the Company's independent auditors with certain information in connection with the preparation of the Company's audited financial statements for the fiscal years ended March 31, 1992 through and including 1995; and

        (ix)Certain information, both oral and written, with respect to developments pertaining to the Company's ongoing operations.

      The Purchaser further acknowledges that, except as set forth in such reports, proxy statements, documents and other information made available by the Company as described above as well as those representations made by the Company herein and in the Stock Purchase Agreement between S. Daniel Abraham and the Company dated as of September 15, 1995, no representations or warranties have been made to the Purchaser, or to the Purchaser's authorized representatives by the Company, or by any person acting on behalf of the Company, with respect to the offer or sale of the Shares and/or the economic, tax, or any other aspects or consequences of a purchase of the Shares and/or the investment made thereby. Further, the Purchaser has not relied upon any information concerning the Company, written or oral, other than that contained in the aforementioned reports, proxy statements, documents, or other information.

      The Purchaser hereby acknowledges that the Purchaser and/or the Purchaser's authorized representatives have had an opportunity to ask questions of, and receive answers from persons acting on behalf of the Company to verify the accuracy and completeness of the information set forth in such reports, proxy statements, documents, and other information prior to sale and the Purchaser hereby acknowledges that the Purchaser and/or the Purchaser's authorized representatives have not requested the Company to provide any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information made available.

      (2) Purchaser's Representations and Warranties:

      The Purchaser further represents and warrants to the Company:

         (a)The Shares are being issued to the Purchaser by the Company for investment only, for the Purchaser's own account, and are not being purchased by the Purchaser with a view to distribution of such Shares, or for the offer and/or sale in connection with any distribution thereof. The Purchaser is not participating, directly or indirectly, in an underwriting of the Shares or in any similar undertaking. The Purchaser has no present plans to enter into any contract, undertaking, agreement or arrangement which would entail an underwriting of such Shares or any similar distribution thereof;

         (b)The Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission.

         (c)The Purchaser understands that there is no guarantee of profits or against loss as a result of purchasing the Shares and the Purchaser hereby states that the Purchaser can afford a complete loss of the investment in such Shares. The Purchaser further warrants that the Purchaser's present financial condition is such that the Purchaser has no present or perceived future need to dispose of any portion of the Shares to satisfy any existing or contemplated undertaking, obligation, need or indebtedness. Consequently, the Purchaser represents that the Purchaser has sufficient liquid assets to pay the full purchase price of the Shares, has adequate means for providing for the Purchaser's current needs and possible contingencies and has no current need to liquidate any of the Purchaser's investment in the Company.

         (d)The Purchaser has been represented by such legal counsel and other advisors, each of whom has been personally selected by the Purchaser, as the Purchaser has found necessary to consult, concerning the purchase of the Shares, and such representation has included an examination of applicable documents and an analysis of all relevant tax, financial and securities law aspects of an investment in the Shares. The Purchaser, the Purchaser's counsel, advisors, and such other persons with whom the Purchaser has found it necessary or advisable to consult, have represented to the Purchaser that they have knowledge or experience in business and financial matters to evaluate the information set forth in the aforementioned reports, press releases and/or other public information statements issued by the Company, the risks associated with this investment, and to make an informed investment decision with respect hereto. To the extent that the Purchaser has found it necessary to consult with any such counsel and/or advisors concerning the purchase of the Shares, the Purchaser has relied upon their advice and counsel in making such investment decision.

         (e)The Purchaser is a limited liability company organized under the laws of the State of Delaware.

      (3) Company's Representations and Warranties

      The Company represents and warrants to the Purchaser:

         (a)the information contained in the reports, proxy statements, documents and other information made available by the Company as described in paragraph (1) of this Subscription Agreement contain no untrue statements of material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

         (b)as of the date of the execution of this Subscription Agreement and closing of the Subscription, there have been no material, adverse changes in the Company's assets, prospects, operations or financial condition since the applicable dates of the aforementioned reports, proxy statements, documents, and other information distributed by the Company.

      (4) Securities Law Restrictions on Transfers

      The Purchaser understands that the offer and/or sale of the Shares to the Purchaser is not required to be registered under the Securities Act of 1933 (the "1933 Act") by reason of a specific exemption for the offer and sale of the Shares under the provisions of Regulation D promulgated by the Securities and Exchange Commission. The Purchaser further understands that, except as provided in paragraph (5) below, the Company has not agreed to register the Shares for distribution and/or resale in accordance with the provisions of the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), or to register the Shares for distribution and/or resale under any applicable state securities laws. Hence, it is the Purchaser's understanding that by virtue of the provisions of certain rules respecting "restricted securities" promulgated under such federal and/or state laws, unless such secondary distribution and/or resale is registered as provided in paragraph (5) below, the Shares which the Purchaser is purchasing by virtue of this Subscription Agreement must be held indefinitely and may not be sold, transferred, pledged, hypothecated or otherwise encumbered for value, unless and until such secondary distribution and/or resale is subsequently registered under such federal and/or state securities laws or unless an exemption from registration is available, in which case the Purchaser still may be limited as to the amount of the Shares that may be sold, transferred, pledged and/or encumbered for value.

      The Purchaser, therefore, agrees that any certificates evidencing the Shares received by the Purchaser by virtue of this Subscription Agreement shall be stamped or otherwise imprinted with a conspicuous legend to give notice of the securities law transfer restrictions set forth herein and the Purchaser acknowledges that the Company may cause stop transfer orders to be placed on the Purchaser's account. The legend shall be in substantially the following form:

      NO SALE, OFFER TO SELL, OR TRANSFER OF THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND IS IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

      (5) Registration Rights

         (a)   Registration Rights; Requests for Registration.

               (1) The Purchaser shall be entitled at any time after the expiration of the six month period immediately following September 30, 1995 to make a written request that the Company register for resale under the 1933 Act, all or any number of the Shares, provided that with respect to any such request, the Company shall not be required by the registration rights granted under this Section (5) to file a Registration Statement or cause a filed Registration Statement to become effective if such filing, in compliance with and pursuant to the regulations and rules contained in Regulation S-X dealing with the age of financial statements at the effective date of a registration statement, would require the Company to include in such Registration Statement audited financial statements of the Company which, but for such request, would not otherwise have been required, in compliance with such applicable rules and regulations, to have been furnished by the Company in the normal course of its business and operations. Any registration requested pursuant to this paragraph (5)(a)(1) is referred to herein as the "Demand Registration".

               The Purchaser understands that the Company is offering, concurrently with its sale to the Purchaser, up to Five Hundred Thousand (500,000) of its $.01 par value common stock to other "accredited investors" in a private placement of such stock. The Purchaser further understands that any such other investors shall be granted rights which, if a majority of the aggregate number of those shares sold so request, would enable the holders thereof to request registration of their shares (the "Registerable Shares"). Within thirty days after receipt of the Purchaser's registration request, the Company will give written notice of such request to all the holders of Registerable Shares and will include in such registration all Registerable Shares with respect to which the Company has received written requests for inclusion therein within 15 days after the Company's notice is mailed.

               For purposes of the Purchaser's right to demand registration, a registration will not count as a Demand Registration until (i) it has become effective and (ii) the Purchaser is able to sell the Shares requested to be included in such registration. Any Demand Registration shall be made on a short registration form (on Form S-3 or any similar short registration form) whenever the Company is permitted under applicable rules promulgated by the Securities and Exchange Commission to use such short form.

               (2) Whenever the Company proposes to register (either on its own behalf or on behalf of holders of its equity securities other than the Shares) any of its equity securities under the 1933 Act including the Registerable Shares (other than pursuant to the registrations of equity securities to be sold under one or more of the Company's employee benefit plans on Form S-8), and the registration form to be used may be used for a registration of the Shares, the Company will give prompt written notice to Purchaser and to the holders of the Registerable Shares of its intention to effect such a registration and will include in such registration, the Purchaser's and all Registerable Shares with respect to which the Company has received written request by the Purchaser and by the holders of the Registerable Shares for inclusion therein within 30 days after the mailing of the Company's notice. Any registrations requested pursuant to this paragraph (5)(a)(2) are referred to herein as "Piggyback Registrations".

         (b)   The Demand Registration

               (1)  Priority of Demand Registration

                    The Company will not include in the Demand Registration any other of its equity securities without the written consent of the Purchaser. If a Demand Registration is an underwritten offering, and the managing underwriters of such offering advise the Company in writing that, in their opinion, the number of the Shares, the Registerable Shares and other equity securities to be included exceeds the number of the Shares, Registerable Shares and other equity securities which can be sold in such offering, the Company will include in such registration prior to the inclusion of the Registerable Shares and any other of the Company's equity securities, the Shares without regard to the inclusion of any Registerable Shares and/or other equity securities. If in the opinion of the managing underwriters a number of Registerable Shares requested to be included in such registration can be sold (in addition to all of the Shares requested to be sold), such Registerable Shares shall be included pro rata among the respective holders thereof based on a fraction, with respect to each holder, the numerator of which is the number of Registerable Shares requested to be sold by such holder, and the denominator of which is the number of Registerable Shares requested to be included in such Demand Registration by all holders of the Registerable Shares.

               (2)  Restrictions on Demand Registration.

                    The Company will not be obligated to effect more than two Demand Registrations. Further, the Company will not be obligated to effect any Demand Registration within three months after the effective date of a registration in which the Purchaser exercised its "piggyback registration" rights pursuant to paragraph (5)(a)(2) hereof and all of the Shares requested by the Purchaser to be included in the registration were so included.

               (3)  Selection of Underwriters

                    The Company shall have the exclusive right to select the underwriter(s), including the exclusive right to designate the managing underwriter(s), with respect to any Demand Registration offering, provided that such selection is acceptable to the Purchaser, which acceptance shall not be unreasonably withheld.

               (4)  Expenses of the Demand Registration

                    The Company shall pay all expenses incident to any Demand Registration, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company in connection with any Demand Registration. The Purchaser will be required to pay its pro rata share of any underwriter and/or brokerage commissions attributable to the inclusion of the Shares in the Demand Registration.

         (c)   Piggyback Registration.

               (1)  Priority on Primary Registrations.

                    If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that, in their opinion, the number of equity securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) the equity securities the Company proposes to sell, (ii) the Shares and the Registerable Shares requested to be included in such Piggyback Registration, pro rata among the holders thereof, based upon a fraction, with respect to each holder, the numerator of which is the number of shares requested to be sold by such holder, and the denominator of which is the total number of the Purchaser's and the Registerable Shares requested to be included in such Piggyback Registration by the Purchaser and by all holders of the Registerable Shares and
(iii) any other equity securities requested to be included in such registration.

               (2)  Priority on Secondary Registrations.

                    If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's equity securities (other than the Purchaser or the holders of the Registerable Shares in their capacity as the Purchaser or as holders of the Registerable Shares), and the managing underwriters advise the Company in writing that, in their opinion, the number of equity securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) the equity securities to be sold in the secondary offering by the holders of the Company's equity securities requesting such registration,
(ii) the Purchaser's Shares and the Registerable Shares requested to be included in such Piggyback Registration, pro rata among the holders thereof based upon a fraction, with respect to each holder, the numerator of which is the number of shares requested to be sold by such holder and the denominator of which is the total number of the Purchaser's and the Registerable Shares requested to be included in such Piggyback Registration by the Purchaser and by all holders of Registerable Shares, and (iii) any other equity securities requested to be included in such registration.

               (3)  Expenses of Piggyback Registrations

                    The Company shall pay all expenses incident to the Piggyback Registration, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent, certified public accountants, underwriters (excluding discounts and commissions) and any other persons retained by the Company in connection with such Piggyback Registrations. The Purchaser will be required to pay its pro rata share of any underwriter and/or brokerage commissions attributable to the inclusion of the Shares in the Piggyback Registration.

         (d)   Other Registrations

               If the Company has previously filed a registration statement with respect to the Shares pursuant to a Demand Registration and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effective any other registration statement with respect to any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the 1933 Act (except with respect to securities to be sold under any of the Company's employee benefit plans registered on Form S-8), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous Demand Registration.

         (e)   Holdback Agreement.

               (1) Provided the Company, its Directors and its Officers agrees as provided in Section 5(e)(2) below, the Purchaser agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the ninety day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten Registration), unless the underwriters managing the registered Demand or Piggyback public offering otherwise agree. This restriction shall not apply in the case of the Shares which have been registered previously in either the Demand or a Piggyback Registration.

               (2) The Company agrees, and shall cause its Directors and Officers to agree, not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the ninety day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or with respect to sales of its securities under any employee benefit plan pursuant to registration on Form S-8), unless the underwriters managing the registered Demand or Piggyback public offering otherwise agree.

         (f)   Scope of Registration Rights; Registration Procedures.

               The Company's registration obligations under this Subscription Agreement are "best efforts" obligations only. Whenever the Purchaser has requested that any Shares be registered (either Demand or Piggyback), the Company will use its best efforts to effect the registration and the sale of such Shares with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

               (1) Prepare and file with the Securities and Exchange Commission a registration statement (which shall be, to the extent the Company is permitted to do so under applicable rules promulgated by the Securities and Exchange Commission, a short-form registration statement) with respect to such Shares and use its best efforts to cause such registration statement to become effective;

               (2)  Prepare and file with the Securities and Exchange
Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective as permitted by Rule 415 promulgated by the Securities and Exchange Commission and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended method of distribution by the sellers thereof set forth in such registration statement;

               (3) Furnish to each Purchaser such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus, if any) and such other documents as such Purchaser may reasonably request in order to facilitate the disposition of the Shares, including copies of any legal opinions and other "comfort" letters that counsel may prepare in connection with the registration of such Shares;

               (4) Use its best efforts to register or qualify such Shares in such jurisdictions as any Purchaser reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Purchaser to consummate the disposition in such jurisdictions of the Shares provided that the Company will not be required to

                    (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph;

                    (ii) subject itself to taxation in any jurisdiction where it would not otherwise be subject to taxation but for this subparagraph;

                    (iii) consent to general service of process in any jurisdiction where it would not otherwise be subject to process but for this subparagraph;

               (5) notify the Purchaser at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and, at the request of the Purchaser, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of material fact or omit to state any fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

               (6) enter into any such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Purchaser or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such registered Shares;

               (7) make available for inspection by any Purchaser, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and cause the Company's attorneys and accountants to deliver legal opinions and comfort letters to the Purchaser which have been delivered in connection therewith.

         (g)   Indemnification.

               (1) The Company agrees to indemnify and hold harmless, to the extent permitted by law, the Purchaser, each underwriter of such Shares, its members and managers and each person who controls such person or entity (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities and expenses which arise out of or are based on any untrue statement or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereto or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading or in violation of the 1933 Act or Blue Sky laws except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holders' failure to deliver a copy of the registration statement or prospectus or any amendments of supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same;

               (2) In connection with any registration statement in which the Purchaser is participating, the Purchaser will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any statement thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading or in violation of the 1933 Act or Blue Sky laws, but only to the extent that such alleged untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify as set forth herein will be several, not joint and several, among such holders of Shares and the liability of each such holder of Shares will be in proportion to and limited to the net amount received by such holder from the sale of the Shares pursuant to such registration statement;

               (3)  Any person entitled to indemnification hereunder will

                    (i) give prompt written notice to the indemnifying party of any claim with respect to which such person seeks indemnification, provided, however, that the failure to give such notice will not relieve the indemnified party of any liability hereunder, and

                    (ii) unless in such indemnified party's reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent, but such consent will not be unreasonably withheld. An indemnifying party who is not entitled to or elects not to assume the defense of the claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

      (6) Company's Right of First Refusal

      The Purchaser agrees that if the Purchaser desires to sell Shares representing 7.5 percent or more of the Company's issued and outstanding common stock to the same purchaser or to any affiliated group of purchasers within the meaning of Section 13 of the 1934 Act, in one or more related privately negotiated transactions, the Purchaser shall first offer the Shares constituting such percentage for sale to the Company to be purchased by the Company. Every such offer to sell any or all of the Shares and the price of the Shares to the Company, shall be set forth in writing. Such price shall reflect a bona fide offer to the Purchaser (which offer shall be affirmed in writing by the Purchaser and/or its counsel, to the reasonable satisfaction of the Company).

      The Company shall have the right, within twenty-four (24) hours after the receipt by it of such written offer by the Purchaser, to purchase the Shares offered for sale by the Purchaser. Such purchase shall be made by the Company by its tendering the full purchase price for the Shares for which the written offer is received by means of a certified check, bank draft made payable to the Purchaser, or by federal funds wire transfer to the Purchaser or to its designee. Payment shall be made to the Purchaser or to its designee within twenty (20) days after the receipt of the written offer by the Purchaser to sell the Shares.

      It is expressly agreed that if the Company shall have refused in writing, or shall have failed to accept the offer by the Purchaser for it to purchase all of the Shares offered for sale within the twenty-four hour period above specified, then all such non-accepted Shares of the Purchaser shall be free from the provisions of this Section. It is expressly agreed that immediately after the date which is two years from September 22, 1995, the percentage referred to in the first sentence of this Section (6) shall be 10%.

      The Purchaser covenants and agrees that prior to registering the transfer of greater than fifty percent (50%) of its membership interests to any person or entity that does not own, or is not a beneficiary of any trust that owns, membership interests on the date hereof (whether in one or more transactions), it will require such transferee to agree in writing to be bound by the provisions of Section (6) hereof. In addition, the Purchaser covenants and agrees that prior to any distribution, by way of dividend or otherwise, of any of the Shares to any member thereof, the Purchaser shall require such member to agree in writing to be bound by the provisions of Section (6) hereof.

      The Purchaser agrees that a legend reflecting the Company's right of first refusal as set forth herein shall be affixed to the certificate(s) represent the Shares.
      (7) Notices


      Any notices or other communication required or permitted herein shall be sufficiently given if sent by registered or certified mail, postage prepaid, return receipt requested, and if to the Company, to the address set forth above, and if to the Purchaser, to the address set forth below the Purchaser's signature hereto, or to such other addresses as the Company or the Purchaser shall designate to the other by notice in writing, with copies of any such notices or other communication sent to:

      If to the Purchaser:    Eliot Lauer, Esq.
                              Curtis, Mallet-Prevost, Colt
                               & Mosle
                              101 Park Avenue
                              New York, New York  10178

      If to the Company:      Robert Oppenheimer, Esq.
                              Chamberlain, D'Amanda, Oppenheimer
                               & Greenfield
                              1600 Crossroads Office Building
                              Rochester, New York  14614


      (8) Successors and Assigns

      This subscription for Shares and Subscription Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the successors and assigns of the Company and to the personal and legal representatives of the Purchaser, and to the extent applicable, its successors and assigns.

      (9) Applicable Law

      Except when an interpretation of federal and/or state securities laws is necessary or such law governs, this Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      (10)Certification with Respect to Federal Dividend and Interest Payments; Back-up Withholding

      Under penalties of perjury, the Purchaser hereby certified to the Company as follows:

                    (a) The number shown below is the Purchaser's Social Security or other taxpayer identification number and such number is the Purchaser's correct taxpayer identification number; and

                    (b) the Purchaser is not subject to back-up withholding either because the Purchaser has not been notified by the Internal Revenue Service that the Purchaser is subject to back-up withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified the Purchaser that the Purchaser is no longer subject to back-up withholding.

      IN WITNESS WHEREOF, the Purchaser has executed and delivered this Subscription Agreement as of this 22nd day of September, 1995.


Subscription: one million (1,000,000) Shares of the $.01 par value common stock of CPAC, Inc. at $11.00 per Share.


/s/ Eliot Lauer                           101 Park Avenue - 35th Floor
_____________________________             _____________________________________
Signature of Subscriber                   Residence and/or Business Address


Eliot Lauer                               New York       New York    10178-0061
_____________________________             _____________________________________
Typed or Printed Name                     City             State         Zip


51-0369089
_____________________________
Social Security or Tax
Identification No. of Subscriber


                                          ACCEPTED:

                                          CPAC, INC.


Dated: September 22, 1995            By:  /s/ Thomas N. Hendrickson
                                          _____________________________________
                                          Thomas N. Hendrickson
                                           President and Chief Executive
                                             Officer